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                                                                EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the registration statement No. 333-1348 on Form S-8, registration statement No. 333-11383 on Form S-3, registration statement No. 333-28467 on Form S-3, registration statement No. 333-36573 on Form S-3, registration statement No. 333-36055 on Form S-8 and registration statement No. 333-28465 on Form S-3 of Cityscape Financial Corp. of our report, dated March 27, 1996, which report appears in the Annual Report on Form 10-K for the year ended December 31, 1997 relating to Cityscape Financial Corp. and its subsidiaries.

/S/ BDO Stoy Haywood
BDO STOY HAYWOOD
London, England
MARCH 31, 1998